Exhibit 99.1

ADTRAN, Inc. Reports Record Results for Second Quarter 2011 and Declares Quarterly Cash Dividend

HUNTSVILLE, Ala.--(BUSINESS WIRE)--July 12, 2011--ADTRAN, Inc. (NASDAQ:ADTN) reported results for the second quarter of 2011. Sales increased 23% to an all time record level of $184,227,000 for the quarter, compared to $150,361,000 for the second quarter of 2010. Operating income increased 33% to an all time record level of $51,310,000 for the quarter compared to $38,617,000 for the second quarter of 2010. Net income increased 33% to $36,943,000 for the quarter, compared to $27,751,000 for the second quarter of 2010. Earnings per share, assuming dilution, increased 27% to $0.56 for the quarter, compared to $0.44 for the second quarter of 2010.

ADTRAN Chief Executive Officer Tom Stanton stated, “Our Company had an outstanding quarter reaching new highs on multiple fronts. The performance was led by our growth areas which combined grew 48% over the prior year, now representing 72% of our total company revenue. Moreover, every component of our growth areas, which include Broadband Access, Optical Access and Internetworking, individually attained new revenue highs. Broadband Access grew an impressive 71% over second quarter 2010, driven by the continued success of our Total Access 5000 and Fiber-to-the-Node platforms. Optical Access grew 36% and Internetworking grew 18%. These results allowed the company to achieve its fifth consecutive quarterly revenue record. As demonstrated by our results, we believe our highly differentiated solutions are exceptionally well positioned to take advantage of secular trends occurring in the markets we serve.”

The Company reported that stock-based compensation expense for the second quarter of 2011 reduced diluted earnings per share by $0.03 compared to a reduction of $0.03 for the second quarter of 2010.

The Company also announced that its Board of Directors declared a cash dividend for the second quarter of 2011. The quarterly cash dividend is $0.09 per common share to be paid to holders of record at the close of business on July 28, 2011. The ex-dividend date is July 26, 2011 and the payment date is August 11, 2011.

The Company confirmed that its second quarter conference call will be held Wednesday, July 13, 2011 at 9:30 a.m. Central Time. This conference call will be web cast live through StreetEvents.com. To listen, simply visit the Investor Relations site at http://www.adtran.com or http://www.streetevents.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.

An online replay of the conference call will be available for seven days at http://www.streetevents.com. In addition, an online replay of the conference call, as well as the text of the Company's earnings release, will be available on the Investor Relations site at http://www.adtran.com for at least 12 months following the call.

ADTRAN, Inc. is a leading global provider of networking and communications equipment, with a portfolio of more than 1,700 solutions. ADTRAN’s products enable voice, data, video, and Internet communications across a variety of network infrastructures. ADTRAN solutions are currently in use by service providers, private enterprises, government organizations, and millions of individual users worldwide.

For more information, contact the company at 800 9ADTRAN (800 923-8726) or via email at info@adtran.com. On the Web, visit www.adtran.com.

This press release contains forward-looking statements which reflect management’s best judgment based on factors currently known. However, these statements involve risks and uncertainties, including the successful development and market acceptance of new products, the degree of competition in the market for such products, the product and channel mix, component costs, manufacturing efficiencies, and other risks detailed in our annual report on Form 10-K for the year ended December 31, 2010 and our quarterly report on Form 10Q for the quarter ended March 31, 2011. These risks and uncertainties could cause actual results to differ materially from those in the forward-looking statements included in this press release.

Condensed Consolidated Balance Sheet Unaudited (In thousands)

	June 30, 2011	December 31, 2010
Assets
Cash and cash equivalents	$23,787	$31,677
Short-term investments	138,690	157,479
Accounts receivable, net	83,266	70,893
Other receivables	10,425	3,962
Income tax receivable, net	805	2,741
Inventory	86,676	74,274
Prepaid expenses	3,362	3,270
Deferred tax assets, net	12,150	10,617
Total current assets	359,161	354,913

Property, plant and equipment, net	74,961	73,986
Other assets	1,825	1,915
Long-term investments	372,432	261,160

Total assets	$808,379	$691,974

Liabilities and Stockholders' Equity
Accounts payable	$38,488	$22,785
Unearned revenue	9,312	10,138
Accrued expenses	5,957	4,913
Accrued wages and benefits	10,551	12,125
Total current liabilities	64,308	49,961

Deferred tax liabilities, net	8,802	10,350
Other non-current liabilities	15,086	11,841
Bonds payable	46,500	47,500
Total liabilities	134,696	119,652

Stockholders' equity	673,683	572,322

Total liabilities and stockholders' equity	$808,379	$691,974

Consolidated Statements of Income Unaudited (In thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Sales	$184,227	$150,361	$349,749	$277,388
Cost of sales	77,400	61,032	144,127	112,731

Gross Profit	106,827	89,329	205,622	164,657

Selling, general and administrative expenses	30,898	28,455	60,450	55,659
Research and development expenses	24,619	22,257	48,256	45,036

Operating Income	51,310	38,617	96,916	63,962

Interest and dividend income	2,003	1,654	3,792	3,181
Interest expense	(594)	(595)	(1,196)	(1,198)
Net realized investment gain	3,372	2,464	6,139	4,656
Other expense, net	(117)	(188)	(242)	(375)

Income before provision for income taxes	55,974	41,952	105,409	70,226

Provision for income taxes	(19,031)	(14,201)	(34,208)	(24,281)

Net Income	$36,943	$27,751	$71,201	$45,945

Weighted average shares outstanding - basic	64,690	62,172	64,441	62,086
Weighted average shares outstanding - diluted (1)	66,135	63,488	66,044	63,281

Earnings per common share - basic	$0.57	$0.45	$1.10	$0.74
Earnings per common share - diluted (1)	$0.56	$0.44	$1.08	$0.73

(1) Assumes exercise of dilutive stock options calculated under the treasury stock method.

Supplemental Information Stock-based Compensation Expense Unaudited (In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Stock-based compensation expense included in cost of sales	$89	$73	$180	$141

Selling, general and administrative expense	999	835	2,006	1,585
Research and development expense	988	900	1,979	1,771

Stock-based compensation expense included in operating expenses	1,987	1,735	3,985	3,356

Total stock-based compensation expense	2,076	1,808	4,165	3,497
Tax benefit for expense associated with non-qualified options	(276)	(195)	(716)	(372)

Total stock-based compensation expense, net of tax	$1,800	$1,613	$3,449	$3,125

Consolidated Statements of Cash Flow Unaudited (In thousands)

	Six Months Ended
	June 30,
	2011	2010
Cash flows from operating activities:
Net income	$71,201	$45,945
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,469	5,218
Amortization of net premium on available-for-sale investments	2,992	2,211
Net realized gain on long-term investments	(6,139)	(4,656)
Net loss on disposal of property, plant and equipment	17	12
Stock-based compensation expense	4,165	3,497
Deferred income taxes	(192)	(2,183)
Tax benefit from stock option exercises	10,318	1,757
Excess tax benefits from stock-based compensation arrangements	(9,180)	(1,579)
Change in operating assets and liabilities:
Accounts receivable, net	(12,373)	(3,596)
Other receivables	(6,463)	(3,929)
Income tax receivable, net	1,936	-
Inventory	(12,402)	(18,273)
Prepaid expenses and other assets	(176)	(647)
Accounts payable	14,703	18,512
Accrued expenses and other liabilities	1,870	5,798
Income tax payable, net	-	892
Net cash provided by operating activities	65,746	48,979

Cash flows from investing activities:
Purchases of property, plant and equipment	(6,287)	(4,789)
Proceeds from sales and maturities of available-for-sale investments	237,459	111,985
Purchases of available-for-sale investments	(335,870)	(137,688)
Net cash used in investing activities	(104,698)	(30,492)

Cash flows from financing activities:
Proceeds from stock option exercises	33,022	7,409
Purchases of treasury stock	-	(10,330)
Dividend payments	(11,596)	(11,171)
Excess tax benefits from stock-based compensation arrangements	9,180	1,579
Net cash provided by (used in) financing activities	30,606	(12,513)

Net increase (decrease) in cash and cash equivalents	(8,346)	5,974
Effect of exchange rate changes	456	(602)
Cash and cash equivalents, beginning of period	31,677	24,135

Cash and cash equivalents, end of period	$23,787	$29,507

CONTACT:
ADTRAN, Inc.
Jim Matthews, 256-963-8775
Senior Vice President/CFO
or
INVESTOR SERVICES/ASSISTANCE:
Gayle Ellis, 256-963-8220